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                                                                    EXHIBIT 4.6

                 OPTION SURRENDER AND RELINQUISHMENT AGREEMENT


         THIS OPTION SURRENDER AND RELINQUISHMENT AGREEMENT (the "Agreement") is made and entered into as of this 21st day of September, 1998, by and between MedPartners, Inc., a Delaware corporation ("MedPartners") and the individual whose name appears under the caption "Optionee" on the signature page of this Agreement ("Optionee").

                                    RECITALS

         WHEREAS, MedPartners has issued options to purchase shares of MedPartners common stock, $.001 par value (the "Common Stock") pursuant to (i) the Amended and Restated MedPartners, Inc. 1993 Stock Option Plan; (ii) the MedPartners, Inc. 1994 Stock Incentive Plan; (iii) the Amended and Restated MedPartners, Inc. 1995 Stock Option Plan; (iv) the Amended and Restated MedPartners, Inc. Incentive Compensation Plan; (v) the MedPartners, Inc. 1997 Long Term Incentive Compensation Plan; and (vi) other option plans and agreements (collectively the "Current Plans");

         WHEREAS, Optionee is the holder of the outstanding stock options set forth on the Personnel Option Status Report (the "Report") attached hereto as Exhibit A which options have been granted under the Current Plans (the "Old Options");

         WHEREAS, in order to induce MedPartners to grant to Optionee the option (the "Options") to acquire shares of Common Stock under the MedPartners, Inc. 1998 Employee Stock Option Plan (the "1998 Plan") contemplated by the form of Stock Option Award Certificate attached hereto as Exhibit B (the "Option Certificate"), Optionee desires to surrender and relinquish those Old Options noted on the Personnel Option Surrender Report attached hereto as Exhibit C as "Surrendered and Relinquished" (the "Surrendered Options") in accordance with the terms and conditions hereof (the "Voluntary Option Surrender Program"); and

         WHEREAS, in conjunction with the grant of the Old Options, Optionee was required to sign and deliver to MedPartners an Employee Noncompetition, Nondisclosure and Developments Agreement (the "Noncompetition Agreement"), attached as an exhibit to one or more of the agreements, certificates, contracts or documents related to such Old Options (collectively the "Old Option Agreements").

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties agree as follows:

           1.   SURRENDER OF OPTIONS.

           1.1. Surrender. Except as set forth in Section 3 hereof, Optionee does hereby fully and voluntarily surrender, waive, relinquish, cancel, terminate and hold MedPartners harmless for any and all rights with respect to the Surrendered Options and any and all agreements, certificates, contracts or documents related thereto (collectively the "Old Option Agreements"). Optionee acknowledges and agrees that the execution of this Agreement shall constitute full satisfaction and discharge of any and all rights of Optionee with respect to the Surrendered Options and, except as set forth in Section 3 hereof, any corresponding Old Option Agreements. Optionee does hereby acknowledge and agree that following the execution of this Agreement, Optionee shall not assert or facilitate the assertion of any claim against MedPartners, or any of its subsidiaries, affiliates, officers, directors or employees, that the Surrendered Options were not duly, fully and properly terminated and canceled by Optionee pursuant to this Agreement. Optionee further agrees to defend, indemnify and hold MedPartners, and all of its subsidiaries, affiliates, officers, directors, or employees (collectively and together with MedPartners, the "Indemnified Parties") harmless against any loss, liability, or expense any or each of the Indemnified Parties may incur in connection with any breach of any of the terms and conditions of this Agreement or any representation or warranty of Optionee set forth in this Agreement.



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           1.2.     Tender of Documents.

                    (a) Optionee shall send to MedPartners (i) an executed original of this Agreement and (ii) original executed copies of any and all Old Option Agreements.

                    (b) To the extent that Optionee cannot locate or did not receive original copies of any Old Option Agreements, Optionee shall complete, execute, have notarized, and send to MedPartners an affidavit and indemnity agreement (an "Affidavit") in a form and substance satisfactory to MedPartners for each missing Old Option Agreement.

                    (c) If Optionee has not executed and delivered to MedPartners a Noncompetition Agreement, Optionee shall execute and send to MedPartners a Noncompetition Agreement in the form provided to Optionee.

           1.3. Obligations of MedPartners. Upon receipt by MedPartners of the documents required in Section 1.2 and the satisfaction of the conditions set forth Section 1.4, MedPartners shall send to Optionee an executed Option Certificate evidencing the Options.

           1.4. Conditions. Notwithstanding any other provision of this Agreement to the contrary, MedPartners will not be required to grant the Options, until each of the following conditions are satisfied:

                    (a) the original Old Option Agreements have been delivered by Optionee or an Affidavit has been fully executed and delivered by Optionee for any and all missing Old Option Agreements;

                    (b) an executed original of this Agreement shall have been validly tendered by Optionee; and

                    (c) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Voluntary Option Surrender Program or the grant of the Options which, in the sole judgment of MedPartners, may materially impair the contemplated benefits to MedPartners of the Voluntary Option Surrender Program or the granting of the Options.

    2.       REPRESENTATIONS AND WARRANTIES AND ACKNOWLEDGMENTS OF OPTIONEE.

           2.1. Representations and Warranties. Optionee represents and warrants to MedPartners as follows:

                    (a) Optionee has full right, power, authority and capacity to enter into this Agreement, to relinquish all of Optionee's rights in respect of the Surrendered Options in accordance with the terms and provisions hereof. Optionee will, upon request, execute and deliver any additional documents deemed by MedPartners to be necessary or desirable to complete the Voluntary Option Surrender Program.

                    (b) This Agreement has been duly executed and delivered by Optionee, and, upon consummation of the transactions contemplated hereby, Optionee shall have relinquished all of Optionee's rights in respect of the Surrendered Options and under the Old Option Agreements, and this Agreement constitutes the valid and binding agreement of Optionee, enforceable against Optionee in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

           2.2. Optionee Acknowledgments. Optionee certifies and acknowledges that:

                    (a) Optionee has read this Agreement and the Personnel Option Status Report attached hereto as Exhibit A and the Personnel Option Surrender Report attached hereto as Exhibit C and Optionee has discovered no errors on the Report;



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                    (b) Optionee has read the Prospectus for the 1998 Plan, the
    1998 Plan and the Questions and Answers document, and will accept the Options subject to the terms and conditions of the Plan and the Option Certificate;

                    (c) Optionee shall accept as binding and final all decisions or interpretations of the Board of Directors of MedPartners (the "Board") or the Compensation Committee of the Board (the "Committee") upon any questions arising under the Plan;

                    (d) Optionee has had a full and fair opportunity to receive answers to any questions Optionee may have regarding the Voluntary Option Surrender Program;

                    (e) Optionee understands the contents of all documents received from MedPartners with respect to the Voluntary Option Surrender Program;

                    (f) Optionee has signed this Agreement of Optionee's own free will;

                    (g) the Old Options retained hereby will be governed by the applicable Current Plan and/or any applicable Old Option Agreement;

                    (h) the Options will be governed by the terms and conditions of the 1998 Plan and the Option Certificate which may differ materially and adversely from the Current Plans and the Old Option Agreements;

                    (i) the Voluntary Option Surrender Program may adversely affect the vesting period for Optionee's Options and may have adverse tax consequences for Optionee;

                    (j) the exercise of the Options may be subject to additional restrictions as set forth in the 1998 Plan or the Option Certificate;

                    (k) unless at the time of exercise of the Options a registration statement under the Securities Act of 1933 (the "Act"), as amended, is in effect covering shares of Common Stock to be issued upon exercise of the Options, as a condition to the exercise of the Options MedPartners may require Optionee to represent that Optionee is acquiring the Common Stock for Optionee's own account only and not with a view to, or for sale in connection with, any distribution of the Common Stock;

                    (l) the certificate or certificates representing any shares of Common Stock acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws;

                    (m) Optionee shall not have any rights of a stockholder of MedPartners with respect to the shares of Common Stock which may be purchased upon exercise of this Option, unless and until such shares shall have been issued and delivered and Optionee's name has been entered as a stockholder on the stock transfer records of MedPartners;

                    (n) notwithstanding anything in this Agreement, the Plan, or the Option Certificate to the contrary, nothing shall obligate or require MedPartners to file or keep effective a registration statement pursuant to the Act or any state's securities law covering the shares of Common Stock to be issued upon exercise of the Options;

                    (o) the issuance of Common Stock is subject to limitations imposed by federal and state law and MedPartners shall not be obligated to issue any shares of Common Stock upon exercise of the Options that would cause MedPartners to violate law or any rule, regulation, order or consent decree of any regulatory authority (including, without limitation, the Securities and Exchange Commission) having jurisdiction over the affairs of MedPartners;



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                    (p) Optionee may be required to provide MedPartners with
    such information as is reasonably requested by MedPartners or its counsel to determine whether the issuance of Common Stock complies with the provisions described herein; and

                    (q) MedPartners will rely upon the representations, warranties and acknowledgments made by Optionee in this Agreement.

    3.     ADDITIONAL COVENANTS.

           3.1.     Survival of  Old Option Agreements.

                    (a) MedPartners and Optionee acknowledge and agree that Optionee shall not, by this Agreement, surrender and relinquish any of Optionee's Old Options that are not Surrendered Options (such Old Options being the "Retained Options").

                    (b) Notwithstanding the provisions of Section 1.1 hereof, MedPartners and Optionee do hereby agree that:

                        (i) if any grant of Old Options is comprised entirely of Retained Options, the Old Option Agreement governing such grant of Old Options shall not be canceled hereby but shall remain in full force and effect; and

                        (ii) if any grant of Old Options contains both Surrendered Option and Retained Options

                             (A) the Old Option Agreement governing such
                    grant of Old Options shall not be canceled and shall remain in full force and effect and govern only such Retained Options;

                             (B) such Option grant shall be reduced to
                    equal the Retained Options for such grant;

                             (C) Optionee shall promptly, upon the request of
                    MedPartners, enter into a replacement Old Option Agreement reflecting the appropriate Retained Options but containing the same terms and conditions of the applicable Old Option Agreement (such new agreement the "Replacement Agreement"); and

                             (D) until the execution and delivery of any such
                    Replacement Agreement, this Agreement shall evidence the grant of such Retained Options, subject to the terms and conditions of the applicable Old Option Agreement.

           3.2. Acknowledgment of Noncompetition Agreement. Optionee does hereby acknowledge and agree that (i) Optionee has executed the Noncompetition Agreement either in conjunction with the Old Options or in conjunction with the execution of this Agreement; (ii) the Noncompetition Agreement restricts Optionee's right to compete with MedPartners during or after Optionee's employment with MedPartners and imposes on Optionee affirmative obligations to retain and maintain MedPartners' trade and commercial secrets; and (iii) notwithstanding anything in this Agreement to the contrary, nothing herein shall in any way terminate, cancel, or amend any Noncompetition Agreement or in any way relieve Optionee from his or her obligations and responsibilities pursuant to the Noncompetition Agreement.

           3.3. Limitations on Exercise of New Options and Retained Options. Optionee acknowledges and agrees that, upon execution of this Agreement, Optionee may not exercise any New Options or Retained Options until Optionee shall have received from MedPartners an Option Certificate, provided that MedPartners, within its sole, absolute, and unfettered discretion may waive this limitation and allow Optionee or any other Optionee under the Voluntary Option Surrender Program to exercise any or all of such New Options or Retained Options prior to receipt by Optionee of the Option Certificate. Any exercise of the Options shall only be in accordance with the 1998 Plan and the Option



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Certificate and any exercise of the Retained Options shall only be in accordance with the applicable Old Option Agreements subject to the provisions of Section 3.1 hereof.

    4.     MISCELLANEOUS.

           4.1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware's conflict of law rules.

           4.2. Binding Effect. This Agreement shall be binding on and inure to the benefit of MedPartners and Optionee and their respective successors, assigns, heirs, executors and legal and personal representatives; provided, however, that none of the rights or obligations of Optionee hereunder may be delegated, assigned or otherwise transferred by Optionee.

           4.3. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

           4.4. Entire Agreement. This Agreement is intended by the parties hereto to be their complete agreement with respect to the subject matter hereof, and this Agreement supersedes any prior agreements or understandings (oral or written) with respect to the subject matter hereof between the parties hereto.

           4.5. Reservation of Rights. MedPartners reserves the absolute right to reject any or all documents associated with the Voluntary Option Surrender Program that are not in proper form and to deny to any Optionee, submitting such incomplete documents, the right to participate in the Voluntary Option Surrender Program. MedPartners also reserves the right to waive any irregularities or conditions of such documents as to any particular Optionee. Any waiver by MedPartners of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

           4.6. Severability. The parties agree that the provisions of this Agreement and each Exhibit hereto are severable and the invalidity of any provision in whole or part shall not affect the validity and enforceability of any enforceable part of such provision or any other provisions hereof or thereof.

           4.7. Waiver. No waiver of any breach or default hereunder or under any Exhibit hereto shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.



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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                        MEDPARTNERS, INC.



                        -----------------------------------------------
                           By:
                              -----------------------------------------
                           Title:
                                 --------------------------------------



                           OPTIONEE


                           Signature:
                                     ---------------------------------
                           Name (print name):
                                             -------------------------
                           Social Security No.:
                                               -----------------------
                           Home Address:
                                        ------------------------------

                                        ------------------------------


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